CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-1A of the Rising Dividend Growth Fund, a series of beneficial interest in Dividend Growth Trust and to the use of our report dated October 18, 2006 on the Fund's financial statements and financial highlights. Such financial statements and financial highlights appear in the 2006 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.




                                        /s/Briggs, Bunting & Dougherty, LLP
                                           Briggs, Bunting & Dougherty, LLP



Philadelphia, Pennsylvania
January 26, 2007